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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


GAINSCO, INC.

      GAINSCO Service Corp

           MGA Premium Finance Company

      General Agents Insurance Company of America, Inc.

           MGA Insurance Company, Inc.

                  MGA Agency, Inc.

      Agents Processing System, Inc.
      General Agents Premium Finance Company
      Risk Retention Administrators, Inc.
      Lalande Financial Group, Inc.
      National Specialty Lines, Inc.
      DLT Insurance Adjusters, Inc.
      Midwest Casualty Insurance Company